Exhibit 99.2

Amendment to Our Revolving Credit Facility

On September 22, 2023, we entered into the first amendment (the “First Amendment”) to the Third Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Sitio Revolving Credit Facility”). The First Amendment, amongst other things, (i) increases our borrowing base and lender commitment to $850.0 million and (ii) provides for the issuance of the notes in the announced offering without resulting in a borrowing base reduction.

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As of June 30, 2023, Sitio’s ratio of net debt to Pro Forma Adjusted EBITDA for the last twelve months, as adjusted to give effect to the consummation of those certain 2023 Acquisitions that occurred after June 30, 2023, was 1.61x.

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We define Pro Forma Adjusted EBITDA as Adjusted EBITDA plus 2023 Acquisitions EBITDA and Brigham Merger EBITDA.

The following table presents a reconciliation of Adjusted EBITDA and Pro Forma Adjusted EBITDA to the most directly comparable GAAP financial measure for the period indicated (in thousands).

	Three Months Ended June 30, 2023	Last Twelve Months Ended June 30, 2023

	(in thousands)
Net income (loss)	$(2,973)	$118,342
Interest expense, net	23,159	77,751
Income tax expense (benefit)	(683)	9,537
Depreciation, depletion and amortization	74,239	211,216
Impairment of oil and natural gas properties	25,617	25,617

EBITDA	$119,359	$442,463

Non-cash share-based compensation expense	5,422	18,378
Losses (gains) on unsettled derivative instruments	1,140	(20,507)
Change in fair value of warrant liability	(584)	(3,298)
Loss on debt extinguishment	—	12,270
Merger-related transaction costs	1,814	16,114
Write off of financing costs	—	1,180

Adjusted EBITDA	$127,151	$466,600

Brigham Merger EBITDA: June 30, 2022 to December 28, 2022	—	158,495
2023 Acquisitions EBITDA (1)	$6,733	$35,080

Pro Forma Adjusted EBITDA	$133,884	$660,175

(1)

Does not include $0.6 million of 2023 Acquisitions EBITDA related to the transaction which closed on June 13, 2023, and therefore, was reflected in Adjusted EBITDA for the period from June 13, 2023 to June 30, 2023.

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We define Pro Forma Discretionary Cash Flow as Discretionary Cash Flow plus 2023 Acquisitions Discretionary Cash Flow from April 1, 2023 to June 30, 2023.

The following table presents a reconciliation of Discretionary Cash Flow and Pro Forma Discretionary Cash Flow to the most directly comparable GAAP financial measure for the period indicated (in thousands).

Three Months Ended June 30, 2023
Cash flow from operations	$103,852
Interest expense, net	23,159
Income tax expense (benefit)	(683)
Deferred tax expense	10,172
Changes in operating assets and liabilities	(9,715)
Management fees to affiliates	—
Amortization of deferred financing costs and long-term debt discount	(1,448)
Merger-related transaction costs	1,814

Adjusted EBITDA	$127,151

Less:
Cash interest expense	24,040
Cash taxes	8,261

Discretionary Cash Flow	$94,850

2023 Acquisitions Discretionary Cash Flow: April 1 to June 30, 2023(1)	$6,733
Pro Forma Discretionary Cash Flow	$101,583

(1)

Does not include $0.6 million of 2023 Acquisitions Discretionary Cash Flow related to the transaction which closed on June 13, 2023, and therefore, was reflected in Discretionary Cash Flow for the period from June 13, 2023 to June 30, 2023.

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We define Unlevered Free Cash Flow as revenue less production taxes and Cash G&A.

We define Pro Forma Unlevered Free Cash Flow as Unlevered Free Cash Flow plus 2023 Acquisitions Unlevered Free Cash Flow from April 1, 2023 to June 30, 2023.

The following table presents a reconciliation of Unlevered Free Cash Flow and Pro Forma Unlevered Free Cash Flow to the most directly comparable GAAP financial measure for the period indicated (in thousands).

Three Months Ended June 30, 2023
Revenue	$136,466
Less:
Production taxes	10,344
Cash G&A	6,695

Unlevered Free Cash Flow	$119,427

2023 Acquisitions Unlevered Free Cash Flow: April 1 to June 30, 2023(1)	$6,733

Pro Forma Unlevered Free Cash Flow	$126,160

(1)

Does not include $0.6 million of 2023 Acquisitions Unlevered Free Cash Flow related to the transaction which closed on June 13, 2023, and therefore, was reflected in Unlevered Free Cash Flow for the period from June 13, 2023 to June 30, 2023.

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As of September 25, 2023, we had $599.0 million of borrowings outstanding under the Sitio Revolving Credit Facility and $0.4 million of cash and cash equivalents.